Filed Pursuant to Rule 424(b)(3)

Registration No. 333-289351

PROSPECTUS

1,612,903 Shares of Common Stock

This prospectus relates to the resale or other disposition from time to time by the selling stockholders identified herein (each, a “Selling Stockholder” and, together, the “Selling Stockholders”) or their pledgees, assignees, distributes and successors-in-interest from time to time, of up to 1,612,903 shares of our common stock, par value $0.001 per share (the “common stock”) issuable upon the exercise of certain warrants (the “Warrants”) held by the Selling Stockholders (including shares that may be issued to the holder in lieu of fractional shares).

We registered the offer and sale of common stock on behalf of the Selling Stockholders to satisfy certain registration rights that we have granted to the Selling Stockholders.

Each Selling Stockholder may, from time to time, sell, transfer, or otherwise dispose of any or all the common stock on any stock exchange, market, or trading facility on which shares of our common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of common stock. We will bear all other costs, expenses, and fees in connection with the registration of the common stock. See “Plan of Distribution” which begins on page 14 of this prospectus.

We are not offering any shares of our common stock for sale under this prospectus. We will not receive any of the proceeds from the sale or other disposition of our common stock by the Selling Stockholders. However, we may receive proceeds of up to approximately $1.93 million if all the Warrants held by the Selling Stockholders are exercised for cash, based on the current per share exercise price of the Warrants.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SMSI.” On August 6, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.7689.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES IN THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE BEFORE PURCHASING ANY OF THE SHARES OFFERED BY THIS PROSPECTUS.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 18, 2025

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ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the common stock that may be resold by the Selling Stockholders. In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the Selling Stockholders. We also may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the later-dated document modifies or supersedes the earlier statement.

This prospectus is part of a registration statement that we have filed with the SEC pursuant to which the Selling Stockholders named herein may, from time to time, offer and sell or otherwise dispose of the common stock covered by this prospectus. You should rely only on the information contained in this prospectus or any related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only on the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

This prospectus and the information incorporated by reference herein and therein contains references to trademarks, trade names and service marks belonging to us or other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable owner will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, trade names, and service marks included or incorporated by reference into this prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 9, and the financial statements and other information incorporated by reference into this prospectus. In this prospectus, except as otherwise indicated, the terms “Smith Micro,” “the Company,” “we,” “us,” or “our” in this prospectus refer to Smith Micro Software, Inc., a Delaware corporation, and its wholly-owned subsidiaries.

Overview

Smith Micro provides software solutions that simplify and enhance the mobile experience to some of the leading wireless service providers around the globe. From enabling the Digital Family Lifestyle™ to providing powerful voice messaging capabilities, we strive to enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer Internet of Things (“IoT”) devices.

We continue to innovate and evolve our business to respond to industry trends and maximize opportunities in growing and evolving markets, such as digital lifestyle services and online safety, the consumer IoT marketplace, and by leveraging advanced technologies like artificial intelligence to enhance the features and capabilities of our solutions. The key to our longevity, however, is not simply technological innovation, but our focus on understanding our customers’ needs and delivering value.

On June 3, 2025 we sold our Viewspot product for total consideration of $1.3 million, of which $1.0 million was paid on the closing date and the remaining amounts to be paid in installments on July 1 (which we received) and October 1, 2025.

The Company was incorporated in California in November 1983 and reincorporated in Delaware in June 1995. Our principal executive offices are located at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237, and our telephone number is (412) 837-5300. Our website address is www.smithmicro.com, and we make our filings with the U.S. Securities and Exchange Commission (the “SEC”) available on the Investor Relations page of our website. Information contained on our website does not constitute a part of this Report. Our common stock is traded on the Nasdaq Capital Market under the symbol “SMSI.”

Business Segment

We currently have one reportable operating segment: Wireless.

The wireless industry continues to undergo rapid change on all fronts as connected devices, mobile applications, and digital content are consumed by users who want information, high-speed wireless connectivity and entertainment, anytime, anywhere. While most of us think about being “connected” in terms of computers, tablets and smartphones, the consumer IoT market is creating a world where almost anything can be connected to the wireless Internet. Wearable devices such as smartwatches, fitness trackers, pet trackers and GPS locators, as well as smart home devices, are now commonplace, enabling people, pets, and things to be connected to the “Internet of Everything.” These devices have created an entire ecosystem of over-the-top (“OTT”) apps that provide products over the Internet to bypass traditional distribution methods, while expanding how communication service providers can provide value to mobile consumers.

Although there are numerous business opportunities associated with pervasive connectivity, there are also numerous challenges, including:

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The average age by which most children use smartphones and other connected devices continues to decrease. As such, parents and guardians must be proactive in managing and combating digital lifestyle issues such as excessive screen time, cyberbullying, and online safety;

•	As IoT use cases continue to proliferate and scale, management complexity, security and interoperability must be addressed efficiently and correctly;

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Mobile network operators (“MNO”) are being marginalized by messaging applications, and face growing competitive pressure from cable multiple system operators (“MSO”) and others deploying Wi-Fi networks to attract mobile users;

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Enterprises face increasing pressure to mobilize workforces, operations, and customer engagement, but lack the expertise and technologies needed to leverage mobile technology securely and cost-effectively;

•	The ubiquity and convenience of e-commerce has created the need for consumer-facing brands to reimagine brick-and-mortar retail experiences; and

•	The change in dynamics of work, school and home life has led to an increased use of mobile devices for work, education and entertainment which has given rise to a new set of challenges and issues.

Products

To address these challenges, Smith Micro offers the following solutions:

SafePath® - The SafePath product suite provides comprehensive and easy-to-use tools to protect family digital lifestyles and manage connected devices both inside and outside the home. As a carrier-grade, white-label platform, SafePath empowers MNO and cable operators to bring to market full-featured, on-brand family safety solutions that provide in-demand services to mobile subscribers. These solutions include location tracking, parental controls, driver safety functionality, and enhanced AI/machine learning to optimize and customize families' online experience and provide social media intelligence to help parents and guardians better understand their children’s online world. In 2024, we launched SafePath Global™, a new deployment and launch model that allows MNOs to rapidly deliver SafePath to their users with faster time-to-market, minimal reliance on their own internal resources, and easy customer onboarding. Our SafePath-based solutions have traditionally been delivered to end-users as value-added services, offering new revenue streams for MNOs while helping to increase brand affinity and reduce subscriber churn. More recently, our latest innovations in the SafePath platform focus on aligning with MNOs’ core business - meeting them with solutions that support what they sell best. With our latest innovations in SafePath Kids™ and SafePath OS™, carriers can leverage the strength of our SafePath solutions to offer devices and rate plans aimed at creating a safer mobile experience, not as value-added-services, but as an integral component of the carrier’s core offerings. We launched SafePath Kids in 2024 as a new and innovative implementation of our solution, which enables MNOs to offer rate plans for children with built-in protections, and in 2025 we plan to deploy SafePath OS, a software solution designed to be pre-installed and configured on mobile devices to enable MNOs to offer kids phones and senior phones with key features and protections of our SafePath family safety solution out of the box.

CommSuite® - The CommSuite premium messaging platform helps mobile service providers deliver a next-generation voicemail experience to mobile subscribers, while monetizing a legacy cost-center. CommSuite Visual Voicemail (“VVM”) and Premium Visual Voicemail (“PVVM”) quickly and easily allows users to manage voice messages just like email or SMS with reply, forwarding and social sharing options. CommSuite also enables multi-language Voice-to-Text (“VTT”) transcription messaging, which facilitates convenient message consumption for users by reading versus listening. The CommSuite platform is available to both postpaid subscribers as well as prepaid subscribers and is installed on millions of Android handsets in the United States.

Marketing and Sales Strategy

Because of our broad product portfolio, deep integration and product development experience and flexible business models we can quickly bring to market innovative solutions that support our customers’ needs, which creates new revenue opportunities and enables them to differentiate their products and services from their competitors.

Our marketing and sales strategy is as follows:

Leverage Operator Relationships. We continue to capitalize on our strong relationships with the world’s leading MNOs and MSOs. These customers serve as our primary distribution channel, providing access to hundreds of millions of end-users around the world.

Focus on High-Growth Markets. We continue to focus on providing digital lifestyle and family safety solutions and premium messaging services.

Expand our Customer Base. In addition to growing our business with current customers, we look to add new MNO and MSO customers worldwide, as well as to expand into new partnerships as we extend the reach of our product platforms within the connected lifestyle ecosystem.

Key Revenue Contributors

In our business, we market and sell our products primarily to large MNOs and MSOs, so there are a limited number of actual and potential customers for our current products, resulting in significant customer concentration. With the launch of SafePath Global, we plan to expand our customer reach more easily to smaller MNOs and MSOs.

Customer Service and Technical Support

We provide technical support and customer service through our online knowledge base, email, and live chat. Our operator customers generally provide their own primary customer support functions and rely on us for support to their technical support personnel.

Product Development

The software industry, particularly the wireless market, is characterized by rapid and frequent changes in technology and user needs. We work closely with industry groups and customers, both current and potential, to help us anticipate changes in technology and determine future customer needs. Software functionality depends upon the capabilities of the related hardware. Accordingly, we maintain engineering relationships with various hardware manufacturers, and we develop our software in tandem with their product development. Our engineering relationships with manufacturers, as well as with our major customers, are central to our product development efforts. We remain focused on the development and expansion of our technology, particularly in the wireless space.

Competition

The markets in which we operate are highly competitive and subject to rapid changes in technology. These conditions create new opportunities for Smith Micro, as well as for our competitors, and we expect new competitors to continue to enter the market. We not only compete with other software vendors for new customer contracts; in an increasingly competitive and fast-moving market we also compete to acquire technology and qualified personnel.

We believe that the principal competitive factors affecting the mobile software market include domain expertise, product features, usability, quality, price, customer service, speed to market and effective sales and marketing efforts. Although we believe that our products currently compete favorably with respect to these factors, there can be no assurance that we can maintain our competitive position against current and potential competitors. We also believe that the market for our software products has been and will continue to be characterized by significant price competition. A material reduction in the price we obtain for our products would negatively affect our profitability.

Many of our existing and potential customers have the resources to develop products internally that would compete directly with our product offerings. As such, these customers may opt to discontinue the purchase of our products in the future. Our future performance is therefore substantially dependent upon the extent to which existing customers elect to purchase software from us rather than designing and developing their own software.

Proprietary Rights and Licenses

We protect our intellectual property through a combination of patents, copyrights, trademarks, trade secrets, intellectual property laws, confidentiality procedures and contractual provisions. We have United States and foreign patents and pending patent applications that relate to various aspects of our products and technology. We have also registered, and applied for the registration of, U.S. and international trademarks, service marks, domain names, and copyrights. We will continue to apply for such protections in the future as we deem necessary to protect our intellectual property. We seek to avoid unauthorized use and disclosure of our proprietary intellectual property by requiring employees and third parties with access to our proprietary information to execute confidentiality agreements with us and by restricting access to our source code.

Our customers license our products and/or access our offerings pursuant to written agreements. Our customer agreements contain restrictions on reverse engineering, duplication, disclosure, and transfer of licensed software, and restrictions on access and use of software as a service (“SaaS”).

Despite our efforts to protect our proprietary technology and our intellectual property rights, unauthorized parties may attempt to copy or obtain and use our technology to develop products and technology with the same functionality as our products and technology. Policing unauthorized use of our technology and intellectual property rights is difficult, and we may not be able to detect unauthorized use of our intellectual property rights or take effective steps to enforce our intellectual property rights.

Human Capital Resources

As of July 31, 2025, we had a total of 159 employees within the following departments: 111 in engineering and operations, 31 in sales and marketing, and 17 in management and administration. We are not subject to any collective bargaining agreement, and we believe that our relationships with our employees are good. We believe that our strength and competitive advantage is our people. We value the skills, strengths, and perspectives of our diverse team and foster a participatory workplace that enables people to get involved in making decisions. The Company provides various training and development opportunities to foster an environment in which employees are encouraged to be creative thinkers who are driven, focused, and interested and able to advance their knowledge and skills in ever-changing technology.

Recent Developments

July 2025 Offerings

On July 17, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”) relating to the registered direct offering and sale of an aggregate of 1,612,903 shares of our common stock at an offering price of $0.93 per share of common stock (the “Registered Shelf Takedown Offering”). The shares of common stock were offered by the Company pursuant to a prospectus supplement dated July 17, 2025, and accompanying prospectus dated May 16, 2025, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-287029), which was declared effective by the Securities and Exchange Commission on May 16, 2025.

Pursuant to the Purchase Agreement, in a concurrent private placement, the Company also agreed to sell to the Purchasers unregistered warrants (the “Warrants”) to purchase up to an aggregate of 1,612,903 shares of common stock (the “Warrant Shares”), subject to adjustment as described below (the “Private Placement” and together with the “Registered Shelf Takedown Offering,” the “July 2025 Offerings”). Each unregistered Warrant has an exercise price of $1.20 per share, is immediately exercisable and will expire July 18, 2030. The Warrants contain a “full-ratchet” anti-dilution adjustment, such that the exercise price will be adjusted if the Company issues shares of common stock (or common stock equivalents) at a price below the exercise price of the Warrant. The number of shares issuable upon exercise of such shares will then be proportionately adjusted. Additionally, in the event of a reverse stock split, the exercise price of each Warrant is subject to adjustment (along with a proportionate adjustment in the number of shares) if the market price of our common stock is less than the exercise price of the Warrant (after giving effect to the split) during a period before and after the effective date of the reverse split. In the event that Warrants are adjusted to increase the number of Warrant Shares issuable pursuant to the Warrants, we are obligated to use our reasonable efforts to file one or more registration statements to register the resale of such additional shares of common stock.

Further, pursuant to the Purchase Agreement, a holder’s right to exercise the Warrants, and the Company’s ability to issue shares upon exercise, is subject to certain limitations set forth in the Purchase Agreement pursuant to which the Warrants were issued, including a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved the issuance of more than 19.9% of the Company’s outstanding shares of common stock pursuant to the Registered Shelf Takedown Offering and Private Placement in accordance with Nasdaq listing standards. The Company has agreed to seek stockholder approval of these matters at a meeting to be held no later than October 17, 2025.

The shares of common stock underlying the Warrants are registered on the registration statement of which this prospectus forms a part in accordance with the terms of the Purchase Agreement. The gross proceeds to the Company from the Registered Shelf Takedown Offering and Private Placement were approximately $1.5 million, before deducting offering expenses payable by the Company. The closing of the July 2025 Offerings occurred on July 18, 2025.

Risks of Investing

Investing in our common stock involves substantial risks. Potential investors are urged to read and consider the risk factors relating to an investment in our common stock set forth under “Risk Factors” in this prospectus as well as other information we include in this prospectus.

Corporate Information

The Company was incorporated in California in November 1983 and reincorporated in Delaware in June 1995. Our principal executive offices are located at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237, and our telephone number is (412) 837-5300. Our website address is www.smithmicro.com, and we make our filings with the U.S. Securities and Exchange Commission (the “SEC”) available on the Investor Relations page of our website. Our common stock is traded on the Nasdaq Capital Market under the symbol “SMSI.”

THE OFFERING

Issuer	Smith Micro Software, Inc.

Securities Offered by Selling Stockholders:

We registered the resale by the Selling Stockholders named in this prospectus, or their pledgees, assignees, distributees and successors-in-interest of an aggregate of 1,612,903 shares of common stock issuable upon exercise of the Warrants held by the Selling Stockholders that were issued upon the closing of the Private Placement pursuant to the terms of the Purchase Agreement.

Shares of common stock Outstanding Prior to this Offering(1):	20,994,917 shares as of August 6, 2025

Shares of common stock Outstanding assuming exercise of all Warrants(1):	22,607,820 shares

Terms of the Offering

The Selling Stockholders will determine when and how they will sell the common stock offered in this prospectus, as described in the section of this prospectus titled “Plan of Distribution” on page 14.

Use of Proceeds:

The Selling Stockholders will receive the proceeds from the sale of the shares of common stock offered hereby. We will not receive any proceeds from the sale of the shares of common stock. However, we may receive proceeds in the aggregate amount of up to approximately $1.93 million if all the Warrants are exercised for cash. See “Use of Proceeds” on page 10 of this prospectus.

Dividend Policy:

We currently intend to retain any future earnings and do not anticipate paying cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any contractual restrictions and such other factors as our board of directors may deem appropriate.

Risk Factors:

Investing in our securities involves significant risks. See “Risk Factors” on page 9 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.

Nasdaq Symbol:	Our shares of common stock are traded on the Nasdaq Capital Market under the symbol “SMSI.”

Transfer Agent and Registrar	Computershare Trust Company, N.A.

(1)

The number of shares of common stock to be outstanding immediately after this offering is based on 20,994,917 shares of common stock issued and outstanding as of July 31, 2025, and exclude the following, all as of July 31, 2025:

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30,474 shares of our common stock related to outstanding stock options issuable upon exercise (whether such options are currently vested or unvested), with a weighted-average exercise price of $5.99 per share;

•	8,832,048 shares of our common stock issuable upon the exercise of outstanding warrants with exercise prices ranging from $1.04 to $21.20 per share; and

•

up to an aggregate of 3,447,541 shares of our common stock reserved for future grant or issuance under our Amended and Restated Omnibus Equity Incentive Plan (the “OEIP”) and our Employee Stock Purchase Plan (the “ESPP”).

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the outstanding options or warrants described above.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “will,” “should,” “may,” “plan,” “assume” and other expressions that predict or indicate future events and trends and that do not relate to historical matters. You should not unduly rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially from those expressed or implied in any forward-looking statements as a result of various factors. Such factors include, but are not limited to, the following:

•	our customer concentration, given that the majority of our sales currently depend on a few large customer relationships;

•	our ability to establish and maintain strategic relationships with our customers and mobile device manufacturers, their ability to attract customers, and their willingness to promote our products;

•	our ability to hire and retain key personnel;

•	the possibility of security and privacy breaches in our systems and in the third-party software and/or systems that we use, damaging customer relations and inhibiting our ability to grow;

•	interruptions or delays in the services we provide from our data center hosting facilities that could harm our business;

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our dependency upon effective operation with operating systems, devices, networks, standards, and other third-party technology that we do not control and on our continued relationships with mobile operating system providers, device manufacturers, mobile software application stores, and other third-party technology providers on commercially reasonable terms or at all;

•	our ability and/or customers’ ability to distribute our mobile software applications to their end users through third party mobile software application stores, which we do not control;

•	the potential existence of undetected software defects in our products and our failure to resolve detected defects in a timely manner;

•	our ability to remain a going concern;

•	our ability to raise additional capital and the risk of such capital not being available to us at commercially reasonable terms or at all;

•	our ability to be profitable;

•	current and potential future negative impacts from cost reduction efforts we have taken and may in the future undertake;

•	changes in our operating income due to shifts in our sales mix and variability in our operating expenses;

•	potential adverse effects relating to our ability to realize goodwill and net intangible assets, as well as potential dilution concerns relating to currently outstanding warrants;

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our current customer concentration within the vertical wireless carrier market, and the potential impact to our business resulting from changes within this vertical market, or failure to penetrate new markets;

•	rapid technological evolution and resulting changes in demand for our products from our key customers and their end users;

•	intense competition in our industry and the core vertical markets in which we operate, and our ability to successfully compete;

•	the risks inherent with international operations;

•	the impact of evolving information security and data privacy laws on our business and industry;

•	the impact of governmental regulations on our and our customers’ business and industry;

•	our ability to protect our intellectual property and our ability to operate our business without infringing on the rights of others;

•	the risk of being delisted from Nasdaq if we continue to fail to meet any of its applicable listing requirements;

•	longer sales and launch cycles for our products due to lengthy contractual and go-to-market processes;

•	our ability to assimilate acquisitions without diverting management attention and impacting current operations;

•	the availability of third-party intellectual property and licenses needed for our operations and our products and services on commercially reasonable terms, or at all; and

•

the difficulty of predicting our quarterly revenues and operating results and the chance of such revenues and results falling below analyst or investor expectations, which could cause the price of our common stock to fall.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from the anticipated future results, performance or achievements expressed or implied by any forward-looking statements, including the factors described under the heading “Risk Factors” in this prospectus, under similar headings in the documents incorporated by reference into this prospectus, and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under the heading “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the year ended December 31, 2024 that was filed with the SEC on March 12, 2025, and any of our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should evaluate all forward-looking statements made in this prospectus, including the documents we incorporate by reference, in the context of these risks, uncertainties and other factors.

All forward-looking statements in this prospectus, including the documents we incorporate by reference, apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described in our most recent Annual Report on Form 10-K, and any updates to our risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. See the section of this prospectus titled “Where You Can Find More Information.”

DIVIDEND POLICY

We currently intend to retain any future earnings and do not anticipate paying cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any contractual restrictions and such other factors as our board of directors may deem appropriate.

DILUTION

The offering of the shares of common stock issuable upon exercise of the Warrants by the Selling Stockholders on a continuous or delayed basis in the future will not result in a change to the net tangible book value per share of our common stock before and after the distribution of such shares of common stock by the Selling Stockholders. However, purchasers of such shares of common stock from the Selling Stockholders will experience dilution to the extent of the difference between the amount per share paid and the net tangible book value per share of our common stock at the time of purchase.

As of June 30, 2025, our historical net tangible book value was approximately $1.4 million, or $0.07 per share, based on 19,382,014 shares of our common stock outstanding as of that date. The net tangible book value per share as of June 30, 2025 does not take into consideration the net proceeds we received or the 1,612,903 shares of common stock that we issued in the Registered Direct Offering referenced above. If the net proceeds were received as of June 30, 2025 and those 1,612,903 shares were outstanding as of that date, then the net tangible book value would have been $0.12 per share as of that date.

To the extent the Warrants are exercised, any options or warrants outstanding as of June 30, 2025 are exercised, or new options, restricted stock awards, restricted stock units or performance stock units are issued under our equity incentive plans, shares are purchased pursuant to our employee stock purchase plan, or we otherwise issue additional shares of common stock in the future, purchasers of our common stock from the Selling Stockholders may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or debt securities, the issuance of these securities could result in further dilution to our stockholders.

USE OF PROCEEDS

This prospectus relates to the resale by the Selling Stockholders of up to 1,612,903 shares of common stock. The Selling Stockholders will receive all the proceeds from this offering. We will not receive any of the proceeds from the sale or other disposition of our common stock by the Selling Stockholders pursuant to this prospectus. However, we may receive proceeds in the aggregate of up to approximately $1.93 million if all the Warrants are exercised for cash, based on the current per share exercise price of the Warrants. We cannot predict when, at what price, or if, the Warrants will be exercised. It is possible that the exercise price of the Warrants may be adjusted in a downward fashion or that the Warrants may expire and may never be exercised for cash.

We intend to use any proceeds from the exercise of the Warrants for general corporate purposes and working capital. We may temporarily invest the net proceeds, if any, in short-term, interest-bearing instruments or other investment-grade securities. We have not determined the amount of net proceeds, if any, to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of any net proceeds it receives as a result of the exercise of the Warrants.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which the shares of our common stock may be sold by the Selling Stockholders under this prospectus.

THE SELLING STOCKHOLDERS

The shares of common stock being offered by the Selling Stockholders are those shares of common stock issuable to the Selling Stockholders upon exercise of the Warrants. For additional information regarding the issuance of the shares of unregistered common stock and the Warrants, see “July 2025 Offerings” above. We registered the shares of common stock issuable upon exercise of the Warrants issued in the Private Placement in order to permit the Selling Stockholders to offer the common stock for resale from time to time.

Except for (i) ownership of Warrants, (ii) participation in the July 2025 Offerings, (iii) participation in a registered direct offering and concurrent private placement in October 2024 and (iv) participation in a prior convertible note and warrant issuance transaction in August 2022 and, solely with respect to Iroquois Master Fund Ltd. and Iroquois Capital Investment Group LLC, a concurrent registered direct offering, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its beneficial ownership of the Warrants and our common stock, as of July 31, 2025, assuming exercise of all Warrants held by each such Selling Stockholder on that date, without regard to any limitations on exercise. The third column lists the shares of common stock being offered under this prospectus by the Selling Stockholders.

In accordance with the terms of the Purchase Agreement described herein, this prospectus generally covers the resale of the maximum number of shares of common stock currently issuable upon exercise of the Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date of the registration statement of which this prospectus forms a part was initially filed with the SEC, without regard to any limitations on the exercise of the Warrants and without regard to any potential adjustments in the number of shares of common stock issuable pursuant to the adjustment provisions contained in the Warrant. The fourth column assumes the sale of all the shares of common stock offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Warrants, a Selling Stockholder may not exercise any portion of the Warrants to the extent such exercise would cause the Selling Stockholder (together with the Selling Stockholder’s affiliates, and any other persons acting as a group together with the Selling Stockholder or the Selling Stockholder’s affiliates) to own more than 4.99% (or, upon election by the Selling Stockholder prior to the issuance of any Warrants 9.99%) of the Company’s outstanding common stock after giving effect to the issuance of shares of common stock issuable upon exercise of such Warrant. A Selling Stockholder may decrease, or upon at least 61 days’ prior notice to the Company, increase such limitation, but, in no event shall such beneficial ownership limitation exceed 9.99%. Pursuant to the Purchase Agreement, a holder’s right to exercise the Warrants, and the Company’s ability to issue shares upon exercise, is subject to certain limitations set forth in the Purchase Agreement pursuant to which the Warrants were issued, including a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved the issuance of more than 19.9% of the Company’s outstanding shares of common stock pursuant to the Registered Shelf Takedown Offering and Private Placement in accordance with Nasdaq listing standards. The Company has agreed to seek stockholder approval of these matters at a meeting to be held no later than October 17, 2025.

The Selling Stockholders may sell all, some or none of their shares of common stock in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to This Prospectus (2)	Number of Shares of Common Stock Beneficially Owned After Offering (3)	Percentage of Beneficial Ownership After Offering (3)
Iroquois Master Fund Ltd.(4)	638,989 (5)	268,817	370,172	1.76%
Iroquois Capital Investment Group LLC(6)	1,154,587 (7)	537,634	616,953	2.94%
Newtown Road 130 Holdings LLC(8)	1,966,513 (9)	806,452	1,160,061	5.53%

(1)

This table and the information in the notes below are based on information supplied by the selling stockholders and upon 20,994,917 shares of common stock issued and outstanding as of July 31, 2025 (prior to any deemed issuance of any shares of common stock issuable upon exercise of the Warrants).  The Warrants contain certain beneficial ownership limitations, which provide that a holder will not have the right to exercise any portion of its Warrants if such holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or the holder’s affiliates) would beneficially own in excess of 4.99% (or, upon election by the holder prior to the issuance of any Warrants 9.99%) of the Company’s outstanding common stock after giving effect to the issuance of shares of common stock issuable upon exercise of such Warrants; provided that a holder may decrease, or upon at least 61 days’ prior notice to the Company, increase such beneficial ownership limitation. In no event shall such beneficial ownership limitation with respect to the Warrants exceed 9.99%. Additionally, the Selling Stockholders may have acquired shares of common stock on the open market without the Company’s knowledge that may not be reflected. Further, a holder’s right to exercise the Warrants, and the Company’s ability to issue shares upon exercise, is subject to certain limitations set forth in the Purchase Agreement pursuant to which the Warrants were issued, including a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved the issuance of more than 19.9% of the Company’s outstanding shares of common stock pursuant to the Registered Shelf Takedown Offering and Private Placement in accordance with Nasdaq listing standards.

(2)

Represents shares of common stock underlying the Warrants issued to the Selling Stockholders in connection with the Private Placement and offered hereby. The actual number of shares of common stock offered hereby and included in the registration statement of which this prospectus forms a part includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our common stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to the common stock.

(3)

We do not know when or in what amounts a Selling Stockholder may offer shares of our common stock for sale. The Selling Stockholders might not sell any or might sell all the shares of our common stock offered by this prospectus. Because the Selling Stockholders may offer all or some of the shares of our common stock pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of our common stock, we cannot estimate the number of shares of our common stock that will be held by the Selling Stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares of our common stock covered by this prospectus will be held by the Selling Stockholders. Further, this table does not reflect the application of the 4.99% (or 9.99%, as applicable) beneficial ownership limitations to which the Selling Stockholders are subject in connection with the exercise of the Warrants or the application of the limitations set forth in the Purchase Agreement pursuant to which the Warrants were issued, including a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved the issuance of more than 19.9% of the Company’s outstanding shares of common stock pursuant to the Registered Shelf Takedown Offering and Private Placement in accordance with Nasdaq listing standards.

(4)

Iroquois Capital Management, LLC is the investment manager of Iroquois Master Fund Ltd. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by Iroquois Master Fund. As Managing Members of Iroquois Capital Management, LLC, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Iroquois Capital Management and Iroquois Master Fund.

(5)

These shares are comprised of 638,989 shares of common stock issuable upon the exercise of warrants held by the Selling Stockholder, of which 268,817 shares of common stock are issuable upon the exercise of Warrants issued in the Private Placement. Each of the warrants contain a beneficial ownership limitation that provides that a holder will not have the right to exercise any portion of its warrants if such holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or the holder’s affiliates) would beneficially own in excess of 4.99% (or, upon election by the holder prior to the issuance of any warrants 9.99%) of the Company’s outstanding common stock after giving effect to the issuance of shares of common stock issuable upon exercise of such warrants; provided that a holder may decrease, or upon at least 61 days’ prior notice to the Company, increase such beneficial ownership limitation. In no event shall such beneficial ownership limitation exceed 9.99%. The Selling Stockholder’s right to exercise the Warrants, and the Company’s ability to issue shares upon exercise, is subject to certain limitations set forth in the Purchase Agreement pursuant to which the Warrants were issued, including a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved the issuance of more than 19.9% of the Company’s outstanding shares of common stock pursuant to the Registered Shelf Takedown Offering and Private Placement in accordance with Nasdaq listing standards.

(6)

Richard Abbe is the managing member of Iroquois Capital Investment Group LLC. Mr. Abbe has voting control and investment discretion over securities held by Iroquois Capital Investment Group LLC. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Iroquois Capital Investment Group LLC.

(7)

These shares are comprised of 1,154,587 shares of common stock issuable upon the exercise of warrants held by the Selling Stockholder, of which 537,634 shares of common stock are issuable upon the exercise of Warrants issued in the Private Placement. Each of the warrants contain a beneficial ownership limitation that provides that a holder will not have the right to exercise any portion of its warrants if such holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or the holder’s affiliates) would beneficially own in excess of 4.99% (or, upon election by the holder prior to the issuance of any warrants 9.99%) of the Company’s outstanding common stock after giving effect to the issuance of shares of common stock issuable upon exercise of such warrants; provided that a holder may decrease, or upon at least 61 days’ prior notice to the Company, increase such beneficial ownership limitation. In no event shall such beneficial ownership limitation exceed 9.99%. The Selling Stockholder’s right to exercise the Warrants, and the Company’s ability to issue shares upon exercise, is subject to certain limitations set forth in the Purchase Agreement pursuant to which the Warrants were issued, including a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved the issuance of more than 19.9% of the Company’s outstanding shares of common stock pursuant to the Registered Shelf Takedown Offering and Private Placement in accordance with Nasdaq listing standards.

(8)

John P. Gutfreund is the Managing Member of Newtown Road 130 Holdings LLC and has voting and dispositive power over the shares held by Newtown Road 130 Holdings LLC. Amounts exclude shares owned by Mr. Gutfreund, individually. The address for Newtown Road 130 Holdings LLC and Mr. Gutfreund is 1355 1st Avenue, 14th Floor, New York, NY 10021.

(9)

These shares are comprised of (i) 806,452 shares of common stock and (ii) 1,160,061 shares of common stock issuable upon the exercise of warrants, held by the Selling Stockholder, of which 806,452 shares of common stock are issuable upon the exercise of Warrants issued in the Private Placement. Each of the warrants contain a beneficial ownership limitation that provides that a holder will not have the right to exercise any portion of its warrants if such holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or the holder’s affiliates) would beneficially own in excess of 4.99% (or, upon election by the holder prior to the issuance of any warrants 9.99%) of the Company’s outstanding common stock after giving effect to the issuance of shares of common stock issuable upon exercise of such warrants; provided that a holder may decrease, or upon at least 61 days’ prior notice to the Company, increase such beneficial ownership limitation. In no event shall such beneficial ownership limitation exceed 9.99%. The Selling Stockholder’s right to exercise the Warrants, and the Company’s ability to issue shares upon exercise, is subject to certain limitations set forth in the Purchase Agreement pursuant to which the Warrants were issued, including a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved the issuance of more than 19.9% of the Company’s outstanding shares of common stock pursuant to the Registered Shelf Takedown Offering and Private Placement in accordance with Nasdaq listing standards.

PLAN OF DISTRIBUTION

We registered the shares of common stock issuable upon exercise of the Warrants on behalf of the Selling Stockholders. Each of the Selling Stockholders and any of their pledgees, assignees, distributees and successors-in-interest of these shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of the shares of common stock covered hereby on the Nasdaq Capital Market or any other stock exchange, market, or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale by these parties of the shares of common stock, although we may receive proceeds of up to approximately $1.93 million if all of the Warrants held by the Selling Stockholders are exercised for cash, based on the current per share exercise price of the Warrants. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	exchange distributions in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales made after the date the registration statement is declared effective by the SEC;

•	transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer the shares of common stock by other means not described in this prospectus.

If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. To the extent permitted by applicable securities laws, the Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the common stock offered by this prospectus, which common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders may pledge or grant a security interest in some or all of the Warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common

Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any underwriter, broker-dealer or agent participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such underwriter, broker-dealer or agent may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to such underwriters, broker-dealers or agents.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly with any person to distribute the shares of common stock issuable upon exercise of the Warrants.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

The Company has agreed to indemnify the Selling Stockholders against certain losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including liabilities under the Securities Act.

We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the securities covered by this prospectus. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, and fees and expenses of our counsel and our independent registered public accountants.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following summary description of our common stock is based on the provisions of our Amended and Restated Certificate of incorporation, as amended (the “Certificate of Incorporation”), our Amended and Restated Bylaws, as amended (the “Bylaws”), and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). For the complete terms of our common stock, please refer to our Certificate of Incorporation and our Bylaws, which are exhibits to the registration statement on Form S-1 of which this prospectus forms a part. The terms of our common stock may also be affected by the DGCL and Delaware law generally. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, see the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share (“common stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (“preferred stock”), the rights and preferences of which may be established from time to time by our board of directors. As of August 6, 2025, we had 20,994,917 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting and Classification of the Board of Directors. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. Our Certificate of Incorporation and Bylaws provide for our board of directors to be divided into three classes. Each class of directors serves for a three-year term, with one class being elected by the Company’s stockholders at each annual meeting. As a result, holders of a majority of our outstanding common stock can elect all the directors who are up for election in a particular year.

Dividends. If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

Liquidation and Dissolution. If we are liquidated or dissolve, the holders of our common stock will be entitled to the right to receive ratably, all of the assets and funds that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

Other Rights and Restrictions. Holders of our common stock do not have preemptive or subscription rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock which we may designate in the future. Our Certificate of Incorporation and our Bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

Fully Paid and Non-Assessable. All our outstanding shares of common stock and all shares of common stock offered hereby will, when issued, be fully paid and non-assessable, including shares of common stock issued upon the exercise of common stock warrants or subscription rights, if any.

Listing. Our common stock is listed on the Nasdaq Capital Market under the symbol “SMSI.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Delaware Law Affecting Business Combinations. We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

LEGAL MATTERS

The validity of the securities offered hereby and certain other legal matters will be passed upon for us by Buchanan Ingersoll & Rooney PC, Pittsburgh, Pennsylvania.

EXPERTS

The consolidated financial statements of Smith Micro Software, Inc. and its subsidiaries as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024, incorporated in this prospectus by reference from Smith Micro Software, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by SingerLewak LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We make periodic and other filings required to be filed by us as a reporting company under Sections 13 and 15(d) of the Exchange Act. The SEC maintains a website at http://www.sec.gov that contains the reports, proxy and information statements, and other information that issuers, such as us, file electronically with the SEC. Our website address is http://www.smithmicro.com. Information contained on our website, however, is not, and should not be deemed to be, incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 12, 2025;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 8, 2025;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2025;

•	our Current Reports on Form 8-K filed with the SEC on May 27, 2025, June 4, 2025, June 24, 2025 and July 18, 2025.

In addition to the filings listed above, any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of this registration statement and prior to effectiveness of this registration statement and (ii) the date of this prospectus and before the completion of the offering of the securities included in this prospectus, however, we will not incorporate by reference any document or portions thereof that are not deemed “filed” with the SEC, or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Current Reports on Form 8-K.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Smith Micro Software, Inc.

5800 Corporate Drive

Pittsburgh, PA

(412) 837-5300

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

1,612,903 Shares of Common Stock

PROSPECTUS

August 18, 2025